Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; IT HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

DYNTEK, INC.

SECURED PROMISSORY NOTE

September 20, 2005

$1,126,455.48

DynTek, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of C.W. Zublin, Jr. Trust, C.W. Zublin Trustee (the “Holder”) or the Holder’s registered assigns, the sum of One Million, One Hundred and Twenty-Six Thousand, Four Hundred and Fifty-Five Dollars and Forty-Eight Cents ($1,126,455.48), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below.

                1.             Principal and Interest.

                                (a)           Principal Payments.  The principal amount of this Note shall be paid in installments of $281,613.87 on October 15, 2005, $281,613.87 on January 15, 2005, $281,613.87 on April 15, 2006 and the balance payable in full on July 31, 2006 (the “Maturity Date”).

                                (b)           Interest Rate; Payment.  The unpaid principal balance of this Note shall bear simple interest at a rate equal to eight and nine-tenths percent (8.9%) per annum from the date hereof until paid in full.  The accrued interest of this Note shall be due and payable by the Company on the Maturity Date.  Interest shall be paid by issuing to the Holder that number of whole shares of the common stock of the Company (the “Company Common Stock”) equal to the accrued and unpaid interest divided by the lower of (i) the average of the per share closing prices of the Company’s Common Stock as reported on the OTC Bulletin Board, or other exchange or similar market on which the Company’s Common Stock is regularly traded, if not traded on the OTC Bulletin Board, for the 20 trading days ending on the second trading day prior to the Maturity Date; or (ii) the price per share of Company Common Stock paid by investors in the first Qualified Financing, as defined in Section 6(b), after the date of this Note (the “Per Share Price”), with any fraction of a share to be paid in cash as calculated using the Per Share Price.  To effect the payment of the Company Common Stock representing the interest, the Company shall submit to its transfer agent on the Maturity Date an irrevocable instruction letter directing its transfer agent to issue a stock certificate to the Holder representing the shares of the Company Common Stock.

                                (c)           Usury Savings Clause.  The Company and the Holder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company’s and the Holder’s express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 1(b) shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Holder to the Company), and the provisions hereof shall immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

                2.             Prepayment.  The Company may prepay, in whole or in part, the outstanding principal and accrued interest under this Note by tender to the Holder of funds by check or wire transfer of a portion or all of the outstanding principal, and by payment of the Company Common Stock in accordance with Section 1(b) above with respect to the accrued and unpaid interest.

                3.             Security Interest.  The Company hereby pledges and grants to Holder a continuing security interest in all of its right, title, and interest in and to the Collateral (as such term is defined herein), to secure the prompt payment and performance of all of the Company’s present debts, obligations, and liabilities of whatever nature to the Holder, including, without limitation, all obligations of the Company arising from or relating to this Note.  The Company hereby agrees to execute and deliver such further documentation and take such further action as the Holder may request in order to enforce and protect the aforesaid security interest.  The Company hereby authorizes the Holder to file one or more financing statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Company where permitted by law.  The security interest granted to the Holder by the Company pursuant to this Note is and shall remain subordinate and junior to the security interest the Company granted to New England Technology Finance, LLC, a Delaware limited liability company (“NETF”), pursuant to that certain Asset Purchase and Liability Assumption Agreement (the “APLA”), dated August 8, 2005, among the Company, NETF and DynTek Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, in all respects.  Pursuant to the APLA, (i) NETF provides financing to the Company for certain product purchases to eligible customers on an ongoing basis, which amount financed is borrowed by the Company, owed to NETF and secured by the product purchased for the eligible customer (the “Equipment”) and the accounts receivable created from the sale of Equipment by the Company to such customers, and (ii) the Company sells and assigns certain accounts receivable to NETF (collectively with the Equipment, the “NETF Assets”).

                4.             Collateral.  “Collateral” shall mean all of the Company’s right, title and interest in and to the following property (whether now existing or hereafter arising or acquired wherever located); provided, that, such Collateral shall expressly exclude any and all NETF Assets:

                                (a)           All present and future accounts, accounts receivable agreements contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, letters of credit, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to the Company or in which the Company may have any interest, however created or arising and whether or not earned by performance;

                                (b)           All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                                (c)           All other contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, purchase orders, customers lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                                (d)           All deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit and certificates of deposit now owned or hereafter acquired and the Company’s books relating to the foregoing;

                                (e)           All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foreign; and

                                (f)            All the Company’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

The Company agrees that it will not change its state of organization or locations at which the Collateral is located without giving the Holder at least thirty (30) days prior written notice thereof.  In addition, the Company agrees that it will not (i) change its name, federal employer identification number, corporate structure or identity, or (ii) create or operate under any new fictitious name without giving the Holder at least thirty (30) days prior written notice thereof.

                5.             Rights to Collateral.  The Holder shall have such rights and remedies with respect to the Collateral as are available under the provisions of the Uniform Commercial Code, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in this Note, which may be exercised without notice to, or consent by, the Company.

                6.             Defaults and Remedies.

                                (a)           Events of Default.  An “Event of Default” shall occur if:

                                                (i)            the Company shall default in the payment of the principal or interest of this Note, when and as the same shall become due and payable;

                                                (ii)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for ninety (90) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                                                (iii)          the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (ii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing.

                                (b)           Acceleration.  If an Acceleration Event (as defined herein) occurs before January 1, 2006, the outstanding principal of and all accrued interest on this Note shall automatically become due and payable on January 1, 2006, and if an Acceleration Event occurs on or after January 1, 2006, the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable upon the occurrence of such an Acceleration Event, all without presentment, demand, protest or notice of any kind, all of which are expressly waived in Section 9 below.  An “Acceleration Event” shall be any of the following events: (i) an Event of Default under Section 6(a); (ii) a Sale Event (as hereinafter defined); (iii) the closing of the next sale of shares of capital stock or securities convertible into shares of capital stock in an equity financing, excluding the conversion or exercise of outstanding securities of the Company, to institutional investors whose primary business is investing involving the receipt by the Company of, in the aggregate, gross proceeds of more than $5,000,000 (a “Qualified Financing”); (iv) the closing of any fiscal quarter in which the Company, at the end of such fiscal quarter, has working capital equal or greater than $3,000,000; or (v) the termination of the Holder’s employment with the Company.  If any other Event of Default occurs under Section 6(a)(i) and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be immediately due and payable.  A “Sale Event “ means (i) the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) a merger or reorganization in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those persons holding those securities immediately prior to such transaction in a transaction approved by the stockholders, or (iii) the sale, transfer, or other disposition of all of the Company’s outstanding securities to a person or persons different from those persons holding those securities immediately prior to such transaction.

                7.             Release and Termination.  Upon payment in full of the outstanding principal balance of the Note and all accrued interest thereon, Holder shall promptly execute and deliver to the Company such documents, instruments, termination statements and releases as shall be requested by the Company in order to terminate and discharge all of the liens, security interests and encumbrances created by or pursuant to this Note.

                8.             Loss, Etc., of Note.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

                9.             Waiver.  The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.  If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

                10.           Notices.  Any written notice, consent or other communication provided for in this Note shall be delivered or sent by registered or certified U.S. Mail, with postage prepaid, to the address set forth opposite below.  Such addresses may be changed by written notice given as provided herein.

If to the Company:	DynTek, Inc.
19700 Fairchild Road, Suite 350
Irvine, CA 92612

If to Holder:	_____________________
_____________________
_____________________

                11.           Transferability.  This Note evidenced hereby may not be pledged, sold, assigned or transferred except with the express written consent of the Company, which may be withheld in its sole discretion; provided, however, that any such transfer shall only be made in compliance with applicable federal and state securities laws.  Any pledge, sale, assignment or transfer in violation of the foregoing shall be null and void.

                12.           Successors and Assigns.  Subject to Section 11, all of the covenants, stipulations, promises, and agreements in this Note shall bind and inure to the benefit of the parties’ respective successors and assigns, whether so expressed or not.

                13.           Governing Law.  This Note shall be governed by the laws of the State of California, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 20th day of September, 2005.

DynTek, Inc.

/s/ Robert I. Webber
Robert I. Webber, President